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EXHIBIT 23. CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Form 8-K of our report dated January 28, 2002 with respect to the consolidated financial statements of Eli Lilly and Company.

We also consent to the incorporation by reference in the following registration statements of our report dated January 28, 2002 with respect to the consolidated financial statements of Eli Lilly and Company included in this Form 8-K dated March 13, 2002:


Registration Statement No.          Type of Statement         Date
--------------------------          -----------------         ----
33-29482                            S-8                       June 23, 1989
33-37341                            S-8                       October 17, 1990
33-58466                            S-3                       February 17, 1993
33-50783                            S-8                       October 27, 1993
33-56141                            S-8                       October 24, 1994
333-02021                           S-8                       March 28, 1996
333-62015                           S-8                       August 21, 1998
333-66113                           S-8                       October 26, 1998
333-90397                           S-8                       November 5, 1999
333-35248                           S-3                       April 20, 2000




                                                            ERNST & YOUNG LLP

Indianapolis, Indiana
March 13, 2002